Exhibit 99.1
Performant Financial Corporation Announces Financial Results for Second Quarter 2021

Livermore, Calif., August 10, 2021 - Performant Financial Corporation (Nasdaq: PFMT), (the "Company"), a leading provider of technology-enabled audit, recovery, and related analytics services in the United States with a focus in the healthcare payment integrity services industry, today reported the following financial results for its second quarter ended June 30, 2021:

Second Quarter Financial Highlights

•Total revenues of $32.8 million, compared to revenues of $33.8 million in the prior year period.
•Net loss of approximately $1.5 million, or $(0.03) per diluted share, compared to a net loss of $7.2 million, or $(0.13) per diluted share, in the prior year period.
•Adjusted net income was $0.5 million, or $0.01 per diluted share, compared to an adjusted net loss of $0.7 million or $(0.01) per diluted share in the prior year period.
•Adjusted EBITDA of $4.2 million, compared to $4.3 million in the prior year period.

Second Quarter 2021 Results

Total revenues in the second quarter were $32.8 million, a decrease of $0.9 million, or 3% from revenues of $33.8 million in the prior year period. Healthcare revenues in the second quarter of 2021 were $18.6 million, an increase of $4.0 million, or 27%, from revenues of $14.6 million in the prior year period. Within Healthcare, claims-based services revenue in the second quarter of 2021 was $7.0 million, while revenue from eligibility-based services in the second quarter was $11.6 million.

Recovery revenues in the second quarter were $11.1 million, a decrease of $5.1 million, or 31%, from revenues of $16.2 million in the prior year period. Revenues from our Customer Care / Outsourced Services in the second quarter were $3.1 million, an increase of $0.1 million, or 4%, from revenues of $3.0 million in the prior year period.

Net loss for the second quarter was $1.5 million, or $(0.03) per share on a diluted basis, compared to net loss of $7.2 million, or $(0.13) per share on a diluted basis, in the prior year period. Adjusted net income for the second quarter was $0.5 million, or $0.01 per share on a diluted basis, compared to an adjusted net loss of $0.7 million, or $(0.01) per diluted share, in the prior year period. Adjusted EBITDA for the second quarter was $4.2 million as compared to $4.3 million in the prior year period.

As of June 30, 2021, the Company had cash, cash equivalents, and restricted cash of approximately $12.2 million.

Business Commentary and Outlook

“Our decision to transform primarily into a healthcare payment integrity services company, remains on schedule and was reinforced by our results in the second quarter, with healthcare revenues growing by over 27% on a year over year basis,” stated Lisa Im, CEO of Performant.

“We believe there is a tremendous opportunity for us to gain market share and continue to grow within healthcare. However, the recent surge in the Delta variant of COVID-19 provides a bit of uncertainty as it relates to potential slow-downs or pauses in activities in the coming quarters. While we have not seen any impact yet, we are taking a cautious approach in light of the uncertainty, opting to refine our 2021 healthcare revenue guidance to a range of $80 - $85 million while currently continuing to be confident in achieving positive EBITDA results,” continued Im.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, to supplement our consolidated financial statements, the Company presents adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per diluted share. These measures are not in accordance with accounting principles generally accepted in the United States of America (US GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net income (loss) to net income (loss) determined in accordance with US GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net income (loss) in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net income (loss) provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net income (loss) has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under US GAAP. In particular, many of the adjustments to our US GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

Earnings Conference Call

The Company will hold a conference call to discuss its second quarter 2021 results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed on the Investor Relations section of the Company’s website at investors.performantcorp.com. The conference call is also available by dialing 855-327-6837 (domestic) or 631-891-4304 (international).

A replay of the call will be available on the Company's website or by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13721981. The telephonic replay will be available approximately three hours after the call, through August 17, 2021.

About Performant Financial Corporation

Performant provides technology-enabled audit, recovery, and analytics services in the United States with a focus in the healthcare payment integrity industry. Performant works with healthcare payers through claims auditing and eligibility-based (also known as coordination-of-benefits) services to identify improper payments. Performant is a leading provider of these services in several industries, including healthcare and government. Performant has been providing recovery audit services for more than ten years to both commercial and government clients, including serving as a Recovery Auditor for the Centers for Medicare and Medicaid Services.

Powered by a proprietary analytic platform and workflow technology, Performant also provides professional services related to the recovery effort, including reporting capabilities, support services, customer care and stakeholder training programs meant to mitigate future instances of improper payments. Founded in 1976, Performant is headquartered in Livermore, California.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our outlook for revenues, net income (loss), and adjusted EBITDA in 2020 and beyond. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the material adverse impact of the COVID-19 pandemic on our business, results of operations and financial condition as well as on the business operations and financial performance of many of our customers, that the Company may not have sufficient cash flows from operations to fund ongoing operations and other liquidity needs, that the Company’s indebtedness could adversely affect its business and financial condition and could reduce the funds available for other purposes and the failure to comply with covenants contained in its credit agreement could result in an event of default that could adversely affect its results of operations, that the Company faces a long period to implement a new contract which may result in the incurring of expenses before the receipt of revenues from new client relationships, the high level of revenue concentration among the Company's largest customers and any termination in the Company’s relationship with any of our significant clients would result in a material decline in our revenues, that many of the Company's customer contracts are subject to periodic renewal, are not exclusive, do not provide for committed business volumes and may be changed or terminated unilaterally and on short notice, that the Company may not be able to manage its potential growth effectively, that the Company faces significant competition in all of its markets, that continuing limitations on the scope of our audit activity under our RAC contracts have significantly reduced our revenue opportunities with this client, that the U.S. federal government accounts for a significant portion of the Company's revenues, that future legislative and regulatory changes may have significant effects on the Company's business, that failure of the Company's or third parties' operating systems and technology infrastructure could disrupt the operation of the Company's business and the threat of breach of the Company's security measures or failure or unauthorized access to confidential data that the Company possesses. More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2020 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.

Contact Information
Richard Zubek
Investor Relations
925-960-4988
investors@performantcorp.com

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)

	June 30, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,949	$16,043
Restricted cash	2,203	2,253
Trade accounts receivable, net of allowance for doubtful accounts of $49 and $49, respectively	19,056	23,216
Contract assets	5,770	4,466
Prepaid expenses and other current assets	3,407	3,784
Income tax receivable	5,692	4,758
Total current assets	46,077	54,520
Property, equipment, and leasehold improvements, net	16,005	17,497
Identifiable intangible assets, net	72	689
Goodwill	47,372	47,372
Right-of-use assets	4,028	5,043
Other assets	985	1,106
Total assets	$114,539	$126,227
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of notes payable to related party, net of unamortized debt issuance costs of $1,001 and $906, respectively	$8,149	$59,957
Accrued salaries and benefits	7,727	8,799
Accounts payable	846	407
Other current liabilities	3,511	3,841
Deferred revenue	—	867
Estimated liability for appeals, disputes, and refunds	4,500	1,014
Lease liabilities	2,207	2,327
Total current liabilities	26,940	77,212
Notes payable to related party, net of current portion and unamortized debt issuance costs of $4,819 and $0, respectively	39,243	—
Lease liabilities	2,395	3,442
Other liabilities	3,090	3,593
Total liabilities	71,668	84,247
Commitments and contingencies (note 3 and note 4)
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at June 30, 2021 and December 31, 2020 respectively; issued and outstanding 56,401 and 54,764 shares at June 30, 2021 and December 31, 2020, respectively	6	5
Additional paid-in capital	89,784	82,933
Accumulated deficit	(46,919)	(40,958)
Total stockholders’ equity	42,871	41,980
Total liabilities and stockholders’ equity	$114,539	$126,227

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$32,842	$33,785	$64,232	$79,673
Operating expenses:
Salaries and benefits	23,295	22,166	47,385	50,971
Other operating expenses	10,759	9,042	21,115	21,262
Impairment of goodwill	—	8,000	—	27,000
Total operating expenses	34,054	39,208	68,500	99,233
Loss from operations	(1,212)	(5,423)	(4,268)	(19,560)
Gain on sale of certain recovery contracts	1,849	—	1,849	—
Interest expense	(2,126)	(2,031)	(3,472)	(4,258)
Interest income	—	6	—	12
Loss before provision for (benefit from) income taxes	(1,489)	(7,448)	(5,891)	(23,806)
Provision for (benefit from) income taxes	33	(249)	70	(4,123)
Net loss	$(1,522)	$(7,199)	$(5,961)	$(19,683)
Net loss per share
Basic	$(0.03)	$(0.13)	$(0.11)	$(0.36)
Diluted	$(0.03)	$(0.13)	$(0.11)	$(0.36)
Weighted average shares
Basic	55,516	54,267	55,167	54,105
Diluted	55,516	54,267	55,167	54,105

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(5,961)	$(19,683)
Adjustments to reconcile net loss to net cash provided by operating activities:
Impairment of long-lived assets	674	25
Impairment of goodwill	—	27,000
Depreciation and amortization	3,040	2,795
Right-of-use assets amortization	1,015	1,275
Stock-based compensation	1,423	1,340
Interest expense from debt issuance costs	1,133	763
Earnout mark-to-market	—	(162)
Gain on sale of certain recovery contracts	(1,849)	—
Changes in operating assets and liabilities:
Trade accounts receivable	3,417	6,577
Contract assets	(1,304)	362
Prepaid expenses and other current assets and other assets	564	109
Income tax receivable	(934)	(1,860)
Other assets	121	(180)
Accrued salaries and benefits	(1,072)	(1,710)
Accounts payable	439	(1,135)
Deferred revenue and other current liabilities	(1,147)	(112)
Estimated liability for appeals, disputes, and refunds	3,486	197
Lease liabilities	(1,167)	(1,126)
Other liabilities	(414)	1,279
Net cash provided by operating activities	1,464	15,754
Cash flows from investing activities:
Purchase of property, equipment, and leasehold improvements	(1,604)	(1,943)
Proceeds from sale of certain recovery contracts	2,406	—
Net cash provided by (used) in investing activities	802	(1,943)
Cash flows from financing activities:
Repayment of notes payable	(7,650)	(1,725)
Debt issuance costs paid	(150)	—
Taxes paid related to net share settlement of stock awards	(633)	(248)
Proceeds from exercise of stock options	23	—
Net cash used in financing activities	(8,410)	(1,973)
Net increase (decrease) in cash, cash equivalents and restricted cash	(6,144)	11,838
Cash, cash equivalents and restricted cash at beginning of period	18,296	4,995
Cash, cash equivalents and restricted cash at end of period	$12,152	$16,833

Reconciliation of the Consolidated Statements of Cash Flows to the Consolidated Balance Sheets:
Cash and cash equivalents	$9,949	$15,211
Restricted cash	2,203	1,622
Total cash, cash equivalents and restricted cash at end of period	$12,152	$16,833

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2021	2020
Non-cash financing activities:
Recognition of earnout shares issued	$801	$—
Recognition of warrants associated with notes payable	$5,237	$—
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$1,482	$2,309
Cash paid for interest	$2,340	$3,495

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Adjusted EBITDA:
Net income (loss)	$(1,522)	$(7,199)	$(5,961)	$(19,683)
Provision for (benefit from) income taxes	33	(249)	70	(4,123)
Interest expense (1)	2,126	2,031	3,472	4,258
Interest income	—	(6)	—	(12)
Stock-based compensation	774	649	1,423	1,340
Depreciation and amortization	2,024	1,255	3,040	2,795
Impairment of goodwill (4)	—	8,000	—	27,000
Impairment of long-lived assets	—	—	636	—
Earnout mark-to-market (5)	—	(162)	—	(162)
Severance expenses (6)	1,188	—	1,496	—
Non-core operating expenses (7)	1,397	—	1,908	—
Gain on sale of certain recovery contracts (8)	(1,849)	—	(1,849)	—
Adjusted EBITDA	$4,171	$4,319	$4,235	$11,413

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Adjusted Net Income (Loss):
Net income (loss)	$(1,522)	$(7,199)	$(5,961)	$(19,683)
Stock-based compensation	774	649	1,423	1,340
Amortization of intangible assets (2)	558	59	617	118
Amortization of debt issuance costs (3)	764	381	1,133	763
Impairment of goodwill (4)	—	8,000	—	27,000
Impairment of long-lived assets	—	—	636	—
Earnout mark-to-market (5)	—	(162)	—	(162)
Severance expenses (6)	1,188	—	1,496	—
Non-core operating expenses (7)	1,397	—	1,908	—
Gain on sale of certain recovery contracts (8)	(1,849)	—	(1,849)	—
Tax adjustments (9)	(779)	(2,455)	(1,475)	(7,991)
Adjusted net income (loss)	$531	$(727)	$(2,072)	$1,385

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Adjusted Net Income (Loss) Per Diluted Share:
Net income (loss)	$(1,522)	$(7,199)	$(5,961)	$(19,683)
Plus: Adjustment items per reconciliation of adjusted net income (loss)	2,053	6,472	3,889	21,068
Adjusted net income (loss)	$531	$(727)	$(2,072)	$1,385
Adjusted net income (loss) per diluted share	$0.01	$(0.01)	$(0.04)	$0.03
Diluted average shares outstanding (10)	60,617	54,267	55,167	54,259

(1)Represents interest expense and amortization of debt issuance costs related to our Credit Agreement.
(2)Represents amortization of intangibles related to the acquisition of Performant by an affiliate of Parthenon Capital Partners in 2004.
(3)Represents amortization of debt issuance costs related to our Credit Agreement.
(4)Represents a noncash goodwill impairment charge in 2020 mainly due to the decrease of our market capitalization in the first half of 2020.
(5)Represents the change from prior reporting periods in the fair value of the potential earnout consideration payable to ECMC group in connection with the Premiere acquisition.
(6)Represents severance expenses incurred in connection with a reduction in force for our non-healthcare recovery services.
(7)Represents professional fees related to strategic corporate development activities.
(8)Represents gain on the sale of certain non-healthcare recovery contracts in 2021.
(9)Represents tax adjustments assuming a marginal tax rate of 27.5% at full profitability.
(10)While net loss for the three months ended June 30, 2021 is ($1,522), the computation of adjusted net income results in adjusted net income of $531. Therefore, the calculation of the adjusted earnings per diluted share for the three months ended June 30, 2021 includes dilutive common share equivalents of 5,101 added to the basic weighted average shares of 55,516. While net loss for the six months ended June 30, 2020 is ($19,683), the computation of adjusted net income (loss) results in adjusted net income of $1,385. Therefore, the calculation of the adjusted net income per diluted share for the six months ended June 30, 2020 includes dilutive common share equivalents of 154 added to the basic weighted average shares of 54,105.

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)
We are providing the following historical breakdown of the quarterly and annual revenue contributions under the new contribution breakdowns of our healthcare revenue results for the years ended December 31, 2019 and December 31, 2020, and six months ended June 30, 2021:

	For the Three Months Ended				For the Year Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	December 31, 2019
	(in thousands)
Eligibility-based	$7,742	$7,042	$8,005	$9,987	$32,776
Claims-based	1,278	2,221	2,752	4,301	10,552
Healthcare Total	9,020	9,263	10,757	14,288	43,328
Recovery	21,375	22,107	20,936	25,208	89,626
Customer Care / Outsourced Services	4,481	4,460	4,210	4,327	17,478
Total	$34,876	$35,830	$35,903	$43,823	$150,432

	For the Three Months Ended				For the Year Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020
	(in thousands)
Eligibility-based	$10,949	$11,292	$13,480	$14,126	$49,847
Claims-based	6,575	3,301	4,086	4,739	18,701
Healthcare Total	17,524	14,593	17,566	18,865	68,548
Recovery	24,265	16,167	15,443	17,521	73,396
Customer Care / Outsourced Services	4,099	3,025	3,219	3,650	13,993
Total	$45,888	$33,785	$36,228	$40,036	$155,937

	For the Three Months Ended		For the Six Months Ended
	March 31, 2021	June 30, 2021	June 30, 2021
	(in thousands)
Eligibility-based	$7,911	$11,577	$19,488
Claims-based	5,375	7,025	12,400
Healthcare Total	13,286	18,602	31,888
Recovery	14,491	11,091	25,582
Customer Care / Outsourced Services	3,613	3,149	6,762
Total	$31,390	$32,842	$64,232